Exhibit 5.3

Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244

Appleby (Bermuda) Limited (the Legal Practice) is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Email jwilson@applebyglobal.com Direct Dial +1 441 298 3559 Direct Fax +1 441 298 3469 Tel +1 441 295 2244 Fax +1 441 292 8666 Appleby Ref 132386.0048/JW/LD 13 November 2025

Genpact Limited

Canon’s Court

22 Victoria Street

Hamilton HM12

Bermuda

and

Genpact Luxembourg S.à r.l.

12F, Rue Guillaume Kroll

L-1882 Luxembourg

and

Genpact USA, Inc.

1155 6th Avenue

4th Floor, New York

New York, 10036

and

Genpact UK Finco plc

5 Merchant Square, 5th Floor

London, England W2 1AY

Dear Sirs

Genpact Limited (Company) - Registration Statement on Form S-3

We have acted as Bermuda Counsel to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company, Genpact Luxembourg S.à r.l., Genpact UK Finco plc and Genpact USA, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act) of a Registration Statement on Form S-3 dated 13 November 2025 (the Registration Statement) with respect to the issue from time to time and in one or more offerings (i) by the Company of securities comprising Debt Securities, Guarantees of Debt Securities, Common Shares, Preference Shares, Depositary Shares, Units and Warrants; (ii) by Genpact Luxembourg S.à r.l. of Debt Securities and Guarantees of Debt Securities; (iii) by Genpact USA, Inc. of Debt Securities; and (iv) By Genpact UK Finco plc of Debt Securities and Guarantees of Debt Securities (Securities) (all as described in the Registration Statement, and collectively referred to as the Securities Offerings).

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For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the Documents). We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

1.	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	the genuineness of all signatures on the Documents;

4.	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Registration Statement);

5.	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

6.	that the Registration Statement will effect, and will constitute legal, valid and binding obligations of the Company under the laws by which it is governed;

7.	that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Company Search been materially altered;

8.	that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Litigation Search been materially altered;

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9.	that, in so far as any obligation to be performed or action to be taken as described in the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

10.	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board of Directors of the Company (Board) and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

11.	that no Director of the Company when the Board adopted the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

12.	that the Company filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company;

13.
that at the time of any issue, sale and/or transfer of any Securities of the Company comprising Preferred Shares, Common Shares, Depositary Shares, or units or warrants in respect of the same, the relevant Securities will be listed on an “appointed stock exchange” as understood under Bermuda law and satisfactory evidence of such listing shall have been provided to the Bermuda Registrar of Companies, or where required, permission will have otherwise been given by the Bermuda Registrar of Companies for the issue and/or transfer of the relevant Securities, or, where applicable, notification will have been otherwise provided to the Bermuda Registrar of Companies in respect of such issue/transfer;

14.	that at the time of issue and sale by the Company of any Preference Shares, the Board will have duly authorised the creation of the Preferred Shares, validly assigned rights to them and duly and validly authorised their allotment;

15.	that at the time of the issue of any shares of the Company which are comprised in the Securities, the Company will have sufficient authorised and unissued share capital and will hold any relevant necessary permissions or directions of the Bermuda Monetary Authority, the Registrar of Companies and/or the Minister of Finance, or such ministry’s successor (as applicable) for such issue and sale;

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16.	that any supplemental prospectus prepared in relation to the offer of any of the Securities, as contemplated by the Registration Statement, will have been duly authorised by the Board and will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents;

17.	that any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Securities, as contemplated by the Registration Statement, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with their terms, under the laws by which they are governed;

18.
that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents will have been duly completed and will correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion; and

19.	that the final form of the 2025 Indenture (defined below) will not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

2.	When duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions, and any other requisite resolutions of the Board in respect of any Common Shares or Preference Shares, and in accordance with the terms and conditions referred to or summarised in the Registration Statement and in any prospectus supplement issued pursuant to and as contemplated by the Registration Statement, the Common Shares and the Preference Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

3.	The Company has all the requisite corporate power to enter into, execute, deliver, and perform its obligations under the Securities Offerings to which it may become a party and to take all actions as may be necessary to complete the transactions contemplated thereby.

4.	Pursuant to the Beneficial Ownership Act 2025 (BO Act), a legal person whose shares or interest are listed on an appointed stock exchange, and any subsidiary (as defined in the BO Act) of such legal person, is exempted from the application of the BO Act, including the requirement that beneficial owners be approved by the Registrar (as defined in the BO Act). The New York Stock Exchange is an appointed stock exchange for the purposes of the BO Act.

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Reservations

We have the following reservations:

1.	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

2.	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provisions in any agreement in writing between the Company and the holder of such shares, that no shareholder shall be bound by any alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he or she becomes a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

3.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

4.	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book and Judgement Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book and Judgement Book do not reveal:

i.	details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

ii.	details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

iii.	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet

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been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

iv.	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

v.	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (overseas companies) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

5.	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date and time of such search.

6.	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date and time of such search.

7.	In opinion paragraph 1 above, the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

8.
Regulations and guidance notes with respect to the BO Act are expected to be published, which may impact the interpretation of the BO Act. As of the date of this opinion the same have not been published in draft or final form.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

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We consent to the inclusion of this opinion as Exhibit 5.3 to the Registration Statement and to the references to us under the heading “Legal Matters” in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, and accordingly do not admit to being an expert within the meaning of the Securities Act.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

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Schedule

1.	A PDF of the final form of the Registration Statement, excluding the documents incorporated by reference therein.

2.	An executed copy of the indenture dated as of 26 March 2021, by and among the Company, as guarantor, Genpact Luxembourg S.à r.l., as issuer, Genpact USA, Inc., as issuer, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee.

3.	A copy of the form of indenture among Genpact Luxembourg S.à r.l. and the Company, as guarantors, Genpact USA Inc. and Genpact UK Finco plc, as issuers, and Computershare Trust Company, National Association, as trustee (2025 Indenture).

4.	A copy of a form of Senior Indenture of the Company.

5.	A copy of a form of Subordinated Indenture of the Company.

6.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 31 July 2007 for the Company (collectively referred to as the Constitutional Documents).

7.	A PDF copy of the unanimous written resolutions of the Directors effective 11 November 2025 (Resolutions).

8.	A certified copy of the Foreign Exchange Letter, dated 29 March 2007 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

9.	A certified copy of the Tax Assurance Certificate, dated 28 February 2012 issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

10.	A Certificate of Compliance, dated 23 May 2022 issued by the Registrar of Companies in respect of the Company.

11.	A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on file of the Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by an electronic company extract prepared by the Registrar of Companies on 12 November 2025 and the documents delivered by the Registrar of Companies in connection therewith (Company Search).

12.	A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted as at 10am on 12 November 2025 (Litigation Search).

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